  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018

STANDARD DIVERSIFIED INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Mineola Boulevard Mineola, NY	11501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 248-1100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2018, Standard Diversified Inc. (the “Registrant”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), among the Registrant, WT Holdings, Inc., a Tennessee corporation (“WT Holdings”) and Penny Fern Hart, an individual (“Hart” and, together with WT Holdings, the “Stockholders”), who are together the owner of all of the outstanding capital stock of The Tri-State Consumer, Inc., a New York corporation ( “Tri-State”), and WT Holdings, not in its individual capacity, but as Stockholders’ Representative, pursuant to which Pillar General Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant (“Pillar General”), will acquire from the Stockholders (the “Acquisition”) all of the outstanding capital stock of Tri-State for a purchase price of $54,080,000, subject to adjustments with respect to Tri-State’s statutory surplus and a liquid asset valuation. The purchase price will consist of $25,000,000 in Series A Convertible Redeemable Preferred Stock of the Registrant, with the designations, powers, preferences and other rights described below (the “Series A Preferred Stock), with the remainder of the purchase price, less any amounts required to discharge all indebtedness of Tri-State, to be paid in cash at closing.  The purchase price may be additionally increased or decreased by an amount up to $1,975,000, based on statutory surplus adjustments and the resolution of certain claims over the two years following closing.

The Stock Purchase Agreement provides the Registrant with 75 days after the execution thereof to conduct due diligence on Tri-State.  Prior to the end of such period, the Registrant may terminate the Stock Purchase Agreement in its sole discretion.  The Registrant has engaged third party consultants to conduct full claims and underwriting diligence and provide actuarial analysis certification, as well as to conduct risk assessment, financial and tax due diligence.

The Stock Purchase Agreement contains customary representations and warranties, covenants and indemnities.  Consummation of the transactions contemplated by the Stock Purchase Agreement is subject to satisfaction of all closing conditions, including receipt of  approval from the New York State Department of Financial Services. The Registrant has received from Standard General L.P., on behalf of certain of the funds for which it serves as investment advisor, a commitment to fund, through an equity contribution to the Company, up to $20,000,000 of the cash portion of the purchase price.

The Series A Preferred Stock will have a 6% annual dividend, with one-half payable in shares of Series A Preferred Stock and the other half in cash; provided, that the Registrant will have the option, subject to certain conditions, to pay the entire dividend in shares of Series A Preferred Stock during the first two years that the Series A Preferred Stock, is outstanding, provided that if it elects such option, the annual dividend rate for those years shall be 10%.  The Series A Preferred Stock may be redeemed by the Registrant at any time for a redemption price equal to the original purchase price of the Series A Preferred Stock, plus all accrued and unpaid dividends, multiplied by 105% for a redemption occurring prior to the first anniversary of the issuance of the Series A Preferred Stock, 104% for a redemption occurring beginning on the first anniversary of the issuance of the Series A Preferred Stock and prior to the second anniversary of such issuance and 103% for a redemption occurring beginning on the second anniversary of the issuance of the Series A Preferred Stock and prior to the third anniversary of such issuance.  The Registrant must redeem the Series A Preferred Stock no later than the later of (i) the fourth anniversary of the closing date of the acquisition and (ii) August 1, 2023.  The Series A Preferred Stock shall be convertible into shares of the Registrant’s Class A Common Stock (the “Common Stock”) at the option of the holder at a conversion price (the “Voluntary Conversion Price”), subject to weighted-average anti-dilution protection, equal to 120% of the 30-day trailing average VWAP of the Common Stock as of the date of closing, when the Series A Preferred Stock is issued.  The Registrant may cause the mandatory conversion of the Series A Preferred Stock into Common Stock, subject to certain conditions, (i) at such time as the closing price of the Common Stock for any 20 trading days in any period of 30 consecutive trading days shall be greater than 120% of the Voluntary Conversion Price then in effect or (ii) upon the execution by the Registrant of a definitive agreement to engage in certain transactions.  In the event of a mandatory conversion under clause (ii) of the preceding sentence, the holders of the Common Stock received upon conversion shall have the right to cause the Registrant to repurchase such stock.  The Series A Preferred Stock shall have no voting rights other than in limited enumerated circumstances.

The foregoing descriptions of the Stock Purchase Agreement and the Series A Preferred Stock are qualified in their entireties by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto, and the Certificate of Designation for the Series A Preferred Stock, which is attached to the Stock Purchase Agreement as Exhibit A.

Item 7.01.	Regulation FD Disclosure.

On December 10, 2018, the Registrant issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information will not be incorporated by reference into any registration statement filed by the Registrant under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1#	Stock Purchase Agreement
99.1	Press Release dated December 10, 2018.

#
Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED INC.

Date: December 10, 2018	By:	/s/ Ian Estus
Name: Ian Estus
Title: President and Chief Executive Officer